Exhibit 99.01

OGE Energy Corp. names Danny Harris President
Pete Delaney remains Chairman, CEO

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) today announced that Danny P. Harris has been named President of OGE Energy and its utility subsidiary, Oklahoma Gas and Electric Company (OG&E). Harris remains Chief Operating Officer of OGE Energy and OG&E, positions he has held since October 2007. He also remains President of Enogex LLC, OGE Energy’s midstream natural gas pipeline subsidiary.

Peter B. Delaney, President of OGE Energy and OG&E since January 2007 and Chairman and CEO since September 2007, remains Chairman and CEO, as well as CEO of Enogex.

“This promotion recognizes Danny for his contribution to OGE Energy’s financial and operating performance,” Delaney said. “His superb leadership, commitment to excellence, and role modeling of our core values have had a significant positive impact on our business.”

Harris, 55, joined Enogex in 1996 as a system planning engineer and has earned a series of promotions to managerial and executive positions. He holds Bachelor of Science degrees in Agriculture and Civil Engineering from New Mexico State University.  He also holds an MBA in finance from Oklahoma City University.

OG&E serves approximately 782,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas.